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                                                                  Exhibit 21.1

                       Subsidiaries of Front Royal, Inc.


                                                   Jurisdiction of Incorporation
Subsidiaries                                              or Organization
------------                                              ---------------
Colony Insurance Company*                                    Virginia

Front Royal Environmental Insurance
Management, Inc.*                                            Virginia

Rockwood Casualty Insurance Company*                       Pennsylvania

Colony Management Services, Inc.*                            Virginia

The Redwoods Group*                                       North Carolina

Colony Holdings, Inc.*                                    North Carolina

Front Royal Insurance Company**                              Virginia

PNIC Holdings, Inc.***                                    North Carolina

Somerset Casualty Insurance Company****                    Pennsylvania

Mid-State Insurance Underwriters, Inc.****                 Pennsylvania

Comprehensive Casualty Services, Inc.****                  Pennsylvania

Coal Operators Indemnity Company ****                      Pennsylvania





*        Wholly owned subsidiary of Front Royal, Inc.
**       Wholly owned subsidiary of Colony Insurance Company
***      Wholly owned subsidiary of Colony Holdings, Inc.
****     Wholly owned subsidiary of Rockwood Casualty Insurance Company